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Exhibit 4.8

Translation for information purpose only

BNP PARISBAS

E-mail sent March 19, 2004 by martine.aubert@bnpparibas.com
 To: LE BOURHIS, DOMINIQUE
Cc: xavier.monteau@ca-indosuez.com; david.rigaud@ca-indosuez.com; olivier_jean@bnpparibas.com; catherine.lecorre@caissedesdepots.fr; claudie.tanguy@caissedesdepots.fr

Subject:

I inform you that the Phase IA Banks Group has decided to approve the extension of the waiver period requested in your letter dated March 5, 2004.

Yours faithfully,

Martine Aubert

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  Exhibit 4.8